UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________
FORM 8-K
__________________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 27, 2023
SoFi Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-39606 (Commission File Number)	98-1547291 (I.R.S. Employer Identification No.)

	234 1st Street San Francisco, California	94105
	(Address of principal executive offices)	(Zip Code)
(855) 456-7634
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	SOFI	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.
On April 28, 2023 (the “Closing Date”), SoFi Technologies, Inc. (the “Company”), the lenders party thereto, the issuing banks party thereto and Goldman Sachs Bank USA, as administrative agent, entered into that certain Amended and Restated Revolving Credit Agreement (the “Credit Agreement”), which amends and restates that certain Revolving Credit Agreement, dated as of September 27, 2018 (as amended, supplemented or otherwise modified prior to the date hereof, including pursuant to Amendment No. 1, dated as of March 29, 2022, the “Existing Credit Agreement”), among Social Finance, Inc., the lenders party thereto, the issuing banks party thereto and Goldman Sachs Bank USA, as administrative agent.
The Credit Agreement amends and restates the Existing Credit Agreement to, among other things, (a) extend the maturity date of the Company’s revolving credit facility to the date that is five years after the Closing Date, (b) change the borrower entity under the revolving credit facility to the Company, (c) replace LIBOR as the term benchmark rate applicable to revolving loans denominated in U.S. Dollars with a secured overnight financing benchmark rate equal to Term SOFR plus a credit spread adjustment of 0.10% and (d) effect certain other changes.
Borrowings under the revolving credit facility bear interest at a rate per annum equal to, at the Company’s option, either (a) the applicable term benchmark rate, subject to a 0.00% floor, or (b) a base rate, in each case, plus an applicable margin of 1.50% for term benchmark loans and 0.50% for base rate loans. Revolving loans may be borrowed, repaid and reborrowed, and are available for working capital and general corporate purposes (including acquisitions, investments and repayments of indebtedness). Up to $100 million of the revolving credit facility may be used for letters of credit. The Credit Agreement enables the Company, from time to time, to increase the revolving credit commitment in an aggregate amount not to exceed $550 million.
The Credit Agreement contains customary covenants that place restrictions on, among other things, the incurrence of debt by any subsidiaries of the Company, granting of liens and sale of all or substantially all of the assets of the Company and its subsidiaries taken as a whole. The Credit Agreement also contains financial covenants that require the Company to maintain a certain amount of unrestricted cash and cash equivalents and to meet certain risk-based capital ratios and a leverage ratio. A violation of any of these covenants could result in an event of default under the Credit Agreement. Upon the occurrence of such an event of default or certain other customary events of default, payment of any outstanding amounts under the revolving credit facility may be accelerated and the lenders’ commitments to extend credit under the Credit Agreement may be terminated.
On the Closing Date, the Company was deemed to incur $486 million in borrowings under the Credit Agreement to repay all amounts outstanding under the Existing Credit Agreement.
The foregoing summary of the Credit Agreement does not purport to be complete and is subject to and qualified in its entirety by the full text of the Credit Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2023.
Item 2.03    Creation of a Direct Financial Obligation.
The information in Item 1.01 above is incorporated by reference into this Item 2.03.
Item 5.02    Election of Directors.
On April 27, 2023, John Hele was appointed to the Company's board of directors with a term commencing May 1, 2023 and expiring at the 2023 annual meeting of stockholders where he will be standing for re-election. With the appointment of Mr. Hele, the board of directors will consist of eleven directors. Mr. Hele will join the risk committee of the board of directors.
Mr. Hele will receive the standard non-employee director compensation for serving on the board of directors as described under “Director Compensation” in the Company's Proxy Statement filed pursuant to Section 14(a) of the Securities Exchange Act of 1934 (the "Proxy Statement"), which description is incorporated herein by reference. The Company has entered into an indemnification agreement with Mr. Hele in connection with his appointment to the board of directors, which is in substantially the same form as that entered into with the other directors of the Company and is further described under “Limitations of Liability and Indemnification Matters” in the Company's Proxy Statement, which description is incorporated herein by reference. There are no arrangements or understandings between Mr. Hele and any other persons pursuant to which Mr. Hele was appointed a director of the Company. There are no transactions in which Mr. Hele has an interest requiring disclosure under Item 404(a) of Regulation S-K.
Mr. Hele, 64, is President of Resolution Life Group Holdings, a closed block life insurance company. Prior to beginning his current role with Resolution Life Group Holdings in February 2019, Mr. Hele served as a Board Member of Resolution Life Group Holdings from October 2018 to February 2019 and Chief Operating Officer from February 2019 to March 2023. Prior to joining Resolution Life Group Holdings, Mr. Hele served as Chief Financial Officer and Executive Vice President of MetLife, Inc. (NYSE: MET), a global provider of insurance, annuities and employee benefit programs from September 2012 to September 2019, and he has held various senior positions in the insurance industry, including as a Member of the Executive Board and Chief Financial Officer at ING Groep NV (AEX/NYSE: ING), and Chief Financial Officer, Treasurer and Executive Vice President for Arch Capital Group Ltd. Bermuda (NASDAQ: ACGL), and he spent 11 years at Merrill Lynch & Co. in the investment banking, financial institutions group. Mr. Hele holds a bachelor of mathematics from University of Waterloo and is a Fellow of the Society of Actuaries, a Fellow of the Canadian Institute of Actuaries, and a Member of the American Academy of Actuaries. We believe that Mr. Hele is qualified to serve as a member of our Board of Directors because of his experience leading large financial institutions.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SoFi Technologies, Inc.

Date: May 3, 2023	By:	/s/ Christopher Lapointe
	Name:	Christopher Lapointe
	Title:	Chief Financial Officer